Exhibit 99.1

For Immediate Release	Contact:	Patrick Lyons
Hudson
212-351-7425
patrick.lyons@hudsonrpo.com

Hudson Global Re-Adopts Rights Agreement to Protect its Net Operating Losses

Will Submit Rights Agreement for Stockholder Approval at its 2019 Annual Meeting

NEW YORK, NY – October 15, 2018 (GLOBE NEWSWIRE) -- Hudson Global, Inc. (Nasdaq: HSON) (“Hudson” or the “Company”), a leading global talent solutions company, today announced that its Board of Directors (the “Board”) has adopted and the Company has entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent, designed to preserve the value of the Company’s significant U.S. net operating loss carryforwards (“NOLs”) and other tax benefits. Hudson intends to seek stockholder approval of the Rights Agreement at its 2019 annual meeting of stockholders, although the Rights Agreement will be effective immediately pursuant to its terms.

The Rights Agreement replaces the Company’s prior rights agreement designed to preserve the value of the Company’s NOLs, which was approved by stockholders in 2015 and expired in accordance with its terms in January 2018. The Company also has a provision in its Amended and Restated Certificate of Incorporation (the “Charter Provision”) which generally prohibits transfers of its common stock that could result in an ownership change. The Company believes that in light of the significant amount of its NOLs, it is advisable to adopt the Rights Agreement in addition to the Charter Provision.

Hudson had U.S. federal income tax NOLs of approximately $333.7 million as of December 31, 2017. Section 382 of the Internal Revenue Code generally allows a company to use NOLs to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use its NOLs could be substantially limited if there is an “ownership change” under Section 382. In general, an ownership change would occur if stockholders viewed under Section 382 as owning 5% or more of the Company’s common stock increase their collective ownership by more than 50 percentage points over a defined period of time.

The Rights Agreement, which is similar to tax benefit protection plans adopted by other public companies, is designed to preserve Hudson’s tax benefits by deterring transfers of Hudson’s common stock that could result in an “ownership change” under Section 382. In connection with the Rights Agreement, the Board has declared a dividend to Company stockholders of record as of the close of business on October 25, 2018 (the “Record Date”), for each outstanding share of Hudson’s common stock, of one right (a “Right”) to purchase one one-hundredth of a share of a new series of participating preferred stock of the Company at a specified exercise price.

Pursuant to the Rights Agreement, if any person or group acquires 4.99% or more of the outstanding shares of Hudson’s common stock without the Board’s permission, or if a person or group that already owns 4.99% or more of Hudson’s common stock acquires additional shares without the Board’s permission, then, subject to certain exceptions, there would be a triggering event under the Rights Agreement. The Rights would then become exercisable and entitle stockholders (other than the acquiring person or group) to purchase additional shares of Hudson at a significant discount and result in significant dilution in the economic interest and voting power of the acquiring person or group. In its discretion, the Board may exempt certain transactions from the provisions of the Rights Agreement, including if the Board determines that the transaction will not jeopardize the Company’s tax benefits, or the transaction will otherwise serve Hudson’s best interests. Any stockholder desiring to own 5% or more of our shares, or increase an existing ownership position that is already at or above 5%, can request an exemption from the Board by submitting certain basic information to the Company and following the other instructions included in the Rights Agreement.

The Rights Agreement and the rights issued under the Rights Agreement will expire on October 15, 2021, or on an earlier date if certain events occur, as described more fully in the Rights Agreement.

Additional information regarding the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Hudson will file with the U.S. Securities and Exchange Commission.

About Hudson

Hudson is a talent solutions company with expertise in recruitment process outsourcing and managed services. We help our clients and candidates succeed by leveraging our expertise and our deep industry and market knowledge. Operating around the globe through relationships across our network of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions, and a tailored, consultative approach to help businesses achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions’ that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a Company focused on its RPO business; global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the Company’s operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time and the impact of any loss of a significant client; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the Company. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.